Exhibit 5.1

LETTERHEAD OF VENABLE LLP

December 20, 2021

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Re: Registration Statement on Form S-3 (File No. 333-258290)

Ladies and Gentlemen:

We have served as Maryland counsel to Invitation Homes Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of an “at-the-market” program for the sale and issuance from time to time of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, having an aggregate offering price of up to $1,250,000,000, which Shares may be issued from time to time pursuant to those certain Distribution Agreements, each dated as of the date hereof (each, a “Distribution Agreement” and collectively, the “Distribution Agreements”), by and among the Company, Invitation Homes Operating Partnership LP, a Delaware limited partnership, and each of J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Academy Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc. and Siebert Williams Shank & Co., LLC, and certain of their affiliates. This firm did not participate in the drafting or negotiation of the Equity Distribution Agreement or the Forward Confirmation (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein and the supplement thereto, each in the form in which it was filed with the Commission under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to, among other matters, (a) the sale and issuance of the Shares, (b) the execution and delivery of the Distribution Agreements and any related Forward Confirmation, and the performance of the Company’s obligations thereunder, and (c) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

Invitation Homes Inc.

December 20, 2021

6. Each of the Distribution Agreements, including the form of Forward Confirmation attached thereto as Exhibit F (each, a “Forward Confirmation”);

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

6. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Invitation Homes Inc.

December 20, 2021

7. Certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board or a duly authorized committee thereof, or by the Authorized Officers, in accordance with the Maryland General Corporation Law, the Charter and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company in accordance with the Registration Statement, the Resolutions, the applicable Distribution Agreement, any Forward Confirmation and the Corporate Proceedings against payment of the purchase price therefor, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP